EXHIBIT 99

Contacts:

Media	Investor Relations
Scott Sayres	Mark Macaluso
(480) 257-8921	(973) 455-2222
scott.sayres@honeywell.com	mark.macaluso@honeywell.com

HONEYWELL REPORTS STRONG FOURTH QUARTER AND 2017 RESULTS,

RAISES 2018 GUIDANCE TO REFLECT LOWER TAX RATE

•	Exceeded Fourth-Quarter Earnings Per Share Guidance on Stronger Margins

•	Fourth-Quarter Reported Sales Up 9%; Organic Sales Up 6%, Driven by Strength in Aerospace Aftermarket, UOP, Advanced Materials, and Intelligrated

•	Segment Margin Expansion Driven by Strong Top-Line Growth, Productivity, and Repositioning Benefits

•	Fourth-Quarter Operating Cash Flow of $2.2B; Free Cash Flow of $1.8B, Conversion of 123% in the Fourth Quarter and 90% for the Full Year[1]

•	Funded More Than $350 Million in Repositioning, Repurchased $2.9B of Honeywell Shares in 2017

MORRIS PLAINS, N.J., January 26, 2018 -- Honeywell (NYSE: HON) today announced financial results for the fourth quarter and full year of 2017, and raised its 2018 earnings2 guidance by 20 cents to a new range of $7.75 - $8.00 to reflect an expected lower tax rate due to the U.S. Tax Cuts and Jobs Act of 2017.

“Honeywell delivered a strong fourth quarter, capping an exceptional year for the company,” said Darius Adamczyk, president and chief executive officer of Honeywell. “Fourth-quarter sales grew six percent organically, leading to full-year organic sales growth of four percent, driven by robust growth in Aerospace aftermarket, UOP, Advanced Materials, and Intelligrated. We leveraged HOS Gold to drive outstanding growth and expand segment margins by 70 basis points for the year. Earnings per share3 were $1.85 in the fourth quarter and $7.11 for the full year, up 10 percent year over year, excluding the fourth-quarter charge related to U.S. tax reform and other items, as a result of our strong focus on growth and productivity. Our businesses achieved exceptional free cash flow, with 123 percent conversion in the fourth quarter and 90 percent conversion for the full year, exceeding the high end of our guidance for 2017.

“While delivering outstanding 2017 results, we also made significant investments in our future, including funding more than $350 million in restructuring projects,” Adamczyk continued. “We generated significant value for our shareowners in 2017 through a 12 percent increase in our dividend; $2.9 billion in

1 Free cash flow is cash flow from operations less capital expenditures; free cash flow conversion is free cash flow divided by net income attributable to Honeywell excluding pension mark-to-market expenses, separation costs related to the spin-offs of the Homes and Transportation Systems businesses and the provisional charge related to the Tax Cuts and Jobs Act of 2017

2 EPS excludes pension mark-to-market, separation costs, and adjustments to the provisional charge related to the Tax Cuts and Jobs Act of 2017

3 EPS, EPS V% exclude pension mark-to-market, 2016 divestitures, 4Q16 debt refinancing, separation costs, and the provisional charge related to the Tax Cuts and Jobs Act of 2017

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Honeywell Q4’17 Results - 2

share repurchases, including $1.6 billion in the fourth quarter; and the closing of three acquisitions. Our financial performance and aggressive capital deployment led to a total shareowner return of 35 percent, well ahead of the S&P’s total shareowner return of 22 percent and the median return of our multi-industry peers of 24 percent.

“Honeywell’s transformation to a software-industrial leader is well underway, and in 2018, we expect to complete the spin-offs of our Homes and Global Distribution business, and our Transportation Systems business, which will position Honeywell for future growth and margin expansion. After the spins, these businesses will be better positioned to maximize shareowner value through focused strategic decision making and capital allocation tailored for their end markets,” Adamczyk said.

“I am confident in Honeywell’s future, and our ability to continue to deliver for our shareowners and our employees. Our strong performance in 2017, together with the enactment of new U.S. tax legislation, has enabled us to increase our 401(k) match in the U.S. This is a sustained, annual benefit that will provide a more secure retirement for our employees. We believe that enhancing this benefit is extremely valuable and important to our employees over the long term,” Adamczyk concluded.

The Company recorded a provisional charge of $3.8 billion in the fourth quarter to reflect the estimated impacts of the U.S. Tax Cuts and Jobs Act of 2017, including the U.S. tax on deemed repatriated earnings of non-U.S. subsidiaries, the writedown of net U.S. deferred tax liabilities at lower enacted corporate tax rates, and the effects of the implementation of the territorial tax system. The impacts of the legislation may differ from this estimate, possibly materially (and the amount of the provisional charge may accordingly be adjusted over the course of 2018), due to changes in interpretations and assumptions the Company has made, guidance that may be issued, and actions the Company may take as a result of the tax legislation. Honeywell has been a strong supporter of this legislation and is encouraged by the significantly enhanced capital mobility, lower U.S. corporate income tax rates, and more appealing investment environment in the U.S., which the legislation enables.

Honeywell updated its 2018 guidance to reflect 2017 results and the anticipated impact of the U.S. tax reform. The company now expects that its 2018 effective tax rate will be between 22 percent and 23 percent. Full-year earnings per share4 are now expected to be between $7.75 and $8.00, up 9 percent to 13 percent. A summary of the guidance changes can be found in the table below.

Honeywell will discuss its results during an investor conference call today starting at 8 a.m. Eastern Standard Time.

Fourth-Quarter Performance

Honeywell sales for the fourth quarter were up six percent on an organic basis and up nine percent on a reported basis. The difference between reported and organic sales relates to the impact of foreign currency translation. The fourth-quarter financial results can be found in Tables 2 and 3, below.

Aerospace sales for the fourth quarter were up five percent on an organic basis driven by growth in the commercial aftermarket and U.S. defense, and demand for light vehicle gas and commercial vehicle

4 EPS, EPS V% exclude pension mark-to-market, 2016 divestitures, 4Q16 debt refinancing, separation costs related to the spin-offs of the Homes and Transportation Systems businesses, the provisional charge related to the Tax Cuts and Jobs Act of 2017 and adjustments to such charge

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Honeywell Q4’17 Results - 3

turbochargers in Transportation Systems. Segment margin expanded 270 bps to 22.9 percent, primarily driven by higher Commercial Aftermarket volumes, productivity net of inflation, lower year-over-year customer incentives, and commercial excellence.

Home and Building Technologies sales for the fourth quarter were up three percent on an organic basis driven by continued demand in Products for fire and building offerings in Europe, as well as continued strength in Global Distribution and robust growth in China. Segment margin contracted 40 bps to 17.6 percent, driven by lower Security volumes and investments for growth, partially offset by commercial excellence.

Performance Materials and Technologies sales for the fourth quarter were up nine percent on an organic basis driven by strong growth across all businesses. UOP grew 12 percent on an organic basis driven by robust gas processing, catalyst, and equipment growth, and Advanced Materials grew 19 percent on an organic basis driven by continued demand for Solstice® low-global-warming products. Short-cycle demand in Process Solutions was strong as well. Segment margin contracted 180 bps to 21.3 percent, primarily driven by an unplanned plant outage and a different year-over-year mix impact of catalyst sales combined with stronger equipment volumes in UOP versus our guidance, partly offset by productivity net of inflation and commercial excellence.

Safety and Productivity Solutions sales for the fourth quarter were up 12 percent on an organic basis driven by double-digit organic sales growth at Intelligrated; higher volumes in industrial safety products, sensing controls, and voice-enabled workflow solutions; and strong Retail demand. Segment margin expanded 140 bps to 15.7 percent, primarily driven by higher volumes and productivity net of inflation.

To participate on the conference call, please dial (866) 548-4713 (domestic) or (323) 794-2093 (international) approximately ten minutes before the 8 a.m. EST start. Please mention to the operator that you are dialing in for Honeywell’s fourth quarter 2017 earnings call or provide the conference code HON4Q17. The live webcast of the investor call as well as related presentation materials will be available through the “Investor Relations” section of the company’s Website (www.honeywell.com/investor). Investors can hear a replay of the conference call from 1 p.m. EST, January 26, until 1 p.m. EST, February 2, by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 9224317.

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Honeywell Q4’17 Results - 4

Table 1: FULL-YEAR 2018 GUIDANCE5

	Previous Guidance	Current Guidance
Sales	$41.8B - $42.5B	$41.8B - $42.5B
Organic Growth	2% - 4%	2% - 4%

Segment Margin	19.2% - 19.5%	19.3% - 19.6%
Expansion	Up 30 - 60 bps	Up 30 - 60 bps

Earnings Per Share	$7.55 - $7.80	$7.75 - $8.00
Earnings Growth	6% - 10%	9% - 13%

Free Cash Flow[6]	$5.2B - $5.9B	$5.2B - $5.9B

TABLE 2: SUMMARY OF FINANCIAL RESULTS – TOTAL HONEYWELL

(Sales, Cash Flow In $ Millions)

	FY 2016	FY 2017	Change
Sales	39,302	40,534	3%
Organic			4%
Segment Margin	18.3%	19.0%	70 bps
Operating Income Margin	17.0%	17.6%	60 bps
Earnings Per Share
Reported	$6.20	$2.14	(65%)
Ex-Pension MTM, 2016 Divestitures, Separation Costs, 4Q16 Debt Refinancing and Tax Reform Charge	$6.46	$7.11	10%
Cash Flow From Operations	5,498	5,966	9%

Free Cash Flow[6]	4,403	4,935	12%

	4Q 2016	4Q 2017	Change
Sales	9,985	10,843	9%
Organic			6%
Segment Margin	19.0%	19.3%	30 bps
Operating Income Margin	16.2%	15.8%	(40) bps
Earnings/Loss Per Share
Reported	$1.34	($3.18)	(337%)
Ex-Pension MTM, Separation Costs, 4Q16 Debt Refinancing and Tax Reform Charge	$1.74	$1.85	6%
Cash Flow From Operations	2,042	2,172	6%
Free Cash Flow[6]	1,696	1,754	3%

5 EPS, EPS V% exclude pension mark-to-market, 2016 divestitures, 4Q16 debt refinancing, separation costs related to the spin-offs of the Homes and Transportation Systems businesses, the provisional charge related to the Tax Cuts and Jobs Act of 2017 and adjustments to such charge; free cash flow, free cash flow V% exclude separation costs and impacts from the Tax Cuts and Jobs Act of 2017

6 Cash flow from operations less capital expenditures

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Honeywell Q4’17 Results - 5

TABLE 3: SUMMARY OF FINANCIAL RESULTS – SEGMENTS

(Sales, Segment Profit In $ Millions)

AEROSPACE	FY 2016	FY 2017	Change
Sales	14,751	14,779	~Flat
Organic			2%
Segment Profit	2,991	3,288	10%
Segment Margin	20.3%	22.2%	190 bps

	4Q 2016	4Q 2017
Sales	3,666	3,902	6%
Organic			5%
Segment Profit	739	893	21%
Segment Margin	20.2%	22.9%	270 bps

HOME AND BUILDING TECHNOLOGIES	FY 2016	FY 2017	Change
Sales	9,490	9,777	3%
Organic			2%
Segment Profit	1,621	1,650	2%
Segment Margin	17.1%	16.9%	(20) bps

	4Q 2016	4Q 2017
Sales	2,488	2,615	5%
Organic			3%
Segment Profit	449	461	3%
Segment Margin	18.0%	17.6%	(40) bps

PERFORMANCE MATERIALS AND TECHNOLOGIES	FY 2016	FY 2017	Change
Sales	10,436	10,339	(1)%
Organic			8%
Segment Profit	2,112	2,206	4%
Segment Margin	20.2%	21.3%	110 bps

	4Q 2016	4Q 2017
Sales	2,540	2,854	12%
Organic			9%
Segment Profit	587	607	3%
Segment Margin	23.1%	21.3%	(180) bps

SAFETY AND PRODUCTIVITY SOLUTIONS	FY 2016	FY 2017	Change
Sales	4,625	5,639	22%
Organic			5%
Segment Profit	680	852	25%
Segment Margin	14.7%	15.1%	40 bps

	4Q 2016	4Q 2017
Sales	1,291	1,472	14%
Organic			12%
Segment Profit	185	231	25%
Segment Margin	14.3%	15.7%	140 bps

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Honeywell Q4’17 Results - 6

Honeywell (www.honeywell.com) is a Fortune 100 software-industrial company that delivers industry specific solutions that include aerospace and automotive products and services; control technologies for buildings, homes, and industry; and performance materials globally. Our technologies help everything from aircraft, cars, homes and buildings, manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices, as well as the ability to effect the separations. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements, including with respect to any changes in or abandonment of the proposed separations. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

Information regarding the impact of the Tax Cuts and Jobs Act of 2017 (“Tax Legislation”) consists of preliminary estimates which are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements. Information regarding the impact of Tax Legislation is based on our current calculations, as well our current interpretations, assumptions and expectations relating to Tax Legislation, which are subject to further change.

This release contains financial measures presented on a non-GAAP basis. Honeywell’s non-GAAP financial measures used in this release are as follows: segment profit, on an overall Honeywell basis, a measure by which we assess operating performance, which we define as operating income adjusted for certain items as presented in the Appendix; segment margin, on an overall Honeywell basis, which we define as segment profit divided by sales; organic sales growth, which we define as sales growth less the impacts from foreign currency translation and acquisitions and divestitures for the first 12 months following transaction date; free cash flow, which we define as cash flow from operations less capital expenditures and which we adjust to exclude separation costs and with respect to forward looking measures, adjustments to the provisional charge related to Tax Legislation, if and as noted in the release; free cash flow conversion, which we define as free cash flow divided by net income attributable to Honeywell excluding pension mark-to-market expenses, separation costs, the provisional charge related to Tax Legislation, and with respect to forward looking measures, adjustments to such provisional charge; and earnings per share, which we adjust to exclude pension mark-to-market expenses, as well as for other components, such as divestitures, debt refinancings, and exclusion of separation costs, the provisional charge related to Tax Legislation, and with respect to forward looking measures, adjustments to such provisional charge, if and as noted in the release. Other than references to reported earnings per share, all references to earnings per share in this release are so adjusted. The respective tax rates applied when adjusting earnings per share for these items are identified in the release or in the reconciliations presented in the Appendix. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Refer to the Appendix attached to this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. Forward looking quantitative reconciliations herein exclude separation costs because management cannot reliably predict or precisely estimate, without unreasonable effort, those costs given the preliminary nature of the estimates and exclude any adjustments to the provisional charge related to Tax Legislation as such charge is provisional.

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Honeywell Q4’17 Results - 7

Honeywell International Inc.

Consolidated Statement of Operations (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2017		2016	2017	2016

Product sales	$8,646		$7,964	$32,317	$31,362
Service sales	2,197		2,021	8,217	7,940
Net sales	10,843		9,985	40,534	39,302

Costs, expenses and other
Cost of products sold (A)	6,114		5,625	22,659	22,170
Cost of services sold (A)	1,382		1,254	4,916	4,980
	7,496		6,879	27,575	27,150
Selling, general and administrative expenses (A)	1,631		1,493	5,808	5,469
Other (income) expense	18		95	(67)	(102)
Interest and other financial charges	81		86	316	338
	9,226		8,553	33,632	32,855

Income before taxes	1,617		1,432	6,902	6,447
Tax expense	4,016		387	5,204	1,601

Net income (loss)	(2,399)		1,045	1,698	4,846

Less: Net income attributable to the noncontrolling interest	12		11	43	37

Net income (loss) attributable to Honeywell	$(2,411)		$1,034	$1,655	$4,809

Earnings (loss) per share of common stock – basic	$(3.18)		$1.36	$2.17	$6.29

Earnings (loss) per share of common stock - assuming dilution	$(3.18)		$1.34	$2.14	$6.20

Weighted average number of shares outstanding - basic	758.8		762.4	762.1	764.3

Weighted average number of shares outstanding - assuming dilution	758.8	(B)	772.3	772.1	775.3

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, pension and other postretirement (income) expense, and stock compensation expense.

(B) Due to a loss for the period, no incremental shares are included because the effect would be antidilutive.

Below is a reconciliation of earnings per share to earnings per share, excluding pension mark-to-market expense, debt refinancing expense, separation costs, impact from the Tax Cuts and Jobs Act of 2017 (“Tax Reform”), and earnings attributable to 2016 divestitures. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. For the three months ended December 31, 2017, earnings per share utilizes weighted average number of shares outstanding, assuming dilution of 769.0 million.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Earnings (loss) per share of common stock - assuming dilution	$(3.18)	$1.34	$2.14	$6.20
Pension mark-to-market expense (1)	0.09	0.28	0.09	0.28
Debt refinancing expense (2)	-	0.12	-	0.12
Separation costs	0.02	-	0.02	-
Impacts from Tax Reform	4.88	-	4.86	-
Earnings attributable to 2016 divestitures (3)	-	-	-	(0.14)
Impact of dilution of weighted average number of shares outstanding	0.04	-	-	-

Earnings per share of common stock - assuming dilution, excluding pension mark-to-market expense, debt refinancing expense, separation costs, impacts from Tax Reform, and 2016 divestitures	$1.85	$1.74	$7.11	$6.46

(1) Pension mark-to-market expense uses a blended tax rate of 23% and 21.3% for 2017 and 2016.

(2) Debt refinancing expense uses a tax rate of 26.5% for 2016.

(3) Earnings attributable to 2016 divestitures use a blended tax rate of 33.9% for 2016.

Honeywell Q4’17 Results - 8

Honeywell International Inc.

Segment Data (Unaudited)

(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Net Sales	2017	2016	2017	2016

Aerospace	$3,902	$3,666	$14,779	$14,751

Home and Building Technologies	2,615	2,488	9,777	9,490

Performance Materials and Technologies	2,854	2,540	10,339	10,436

Safety and Productivity Solutions	1,472	1,291	5,639	4,625

Total	$10,843	$9,985	$40,534	$39,302

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Segment Profit	2017	2016	2017	2016

Aerospace	$893	$739	$3,288	$2,991

Home and Building Technologies	461	449	1,650	1,621

Performance Materials and Technologies	607	587	2,206	2,112

Safety and Productivity Solutions	231	185	852	680

Corporate	(96)	(61)	(306)	(218)

Total segment profit	2,096	1,899	7,690	7,186

Other income (expense) (A)	(26)	(103)	28	71
Interest and other financial charges	(81)	(86)	(316)	(338)
Stock compensation expense (B)	(43)	(39)	(176)	(184)
Pension ongoing income (B)	167	154	713	601
Pension mark-to-market expense (B)	(87)	(273)	(87)	(273)
Other postretirement income (B)	5	8	21	32
Repositioning and other charges (B)	(414)	(128)	(971)	(648)

Income before taxes	$1,617	$1,432	$6,902	$6,447

(A) Equity income (loss) of affiliated companies is included in segment profit.

(B) Amounts included in cost of products and services sold and selling, general and administrative expenses.

Honeywell Q4’17 Results - 9

Honeywell International Inc.

Consolidated Balance Sheet (Unaudited)

(Dollars in millions)

	December 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$7,059	$7,843
Short-term investments	3,758	1,520
Accounts receivable – net	8,866	8,177
Inventories	4,613	4,366
Other current assets	1,706	1,152
Total current assets	26,002	23,058

Investments and long-term receivables	667	587
Property, plant and equipment – net	5,926	5,793
Goodwill	18,277	17,707
Other intangible assets – net	4,496	4,634
Insurance recoveries for asbestos related liabilities	411	417
Deferred income taxes	236	347
Other assets	3,372	1,603

Total assets	$59,387	$54,146

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$6,584	$5,690
Commercial paper and other short-term borrowings	3,958	3,366
Current maturities of long-term debt	1,351	227
Accrued liabilities	6,968	7,048
Total current liabilities	18,861	16,331

Long-term debt	12,573	12,182
Deferred income taxes	2,894	486
Postretirement benefit obligations other than pensions	512	473
Asbestos related liabilities	1,173	1,014
Other liabilities	5,930	4,110
Redeemable noncontrolling interest	5	3
Shareowners’ equity	17,439	19,547

Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$59,387	$54,146

Honeywell Q4’17 Results - 10

Honeywell International Inc.

Consolidated Statement of Cash Flows (Unaudited)

(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income (loss)	$(2,399)	$1,045	$1,698	$4,846
Less: Net income attributable to the noncontrolling interest	12	11	43	37
Net income (loss) attributable to Honeywell	(2,411)	1,034	1,655	4,809
Adjustments to reconcile net income (loss) attributable to Honeywell to net cash provided by operating activities:
Depreciation	183	180	717	726
Amortization	100	77	398	304
(Gain) loss on sale of non-strategic businesses and assets	7	(2)	7	(178)
Repositioning and other charges	438	128	1,021	695
Net payments for repositioning and other charges	(234)	(205)	(628)	(625)
Pension and other postretirement (income) expense	(85)	111	(647)	(360)
Pension and other postretirement benefit payments	(35)	(33)	(106)	(143)
Stock compensation expense	43	39	176	184
Deferred income taxes	2,370	(70)	2,294	76
Other	1,680	227	1,642	194
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable	(274)	(55)	(682)	(547)
Inventories	141	215	(259)	(18)
Other current assets	(581)	(106)	(568)	(106)
Accounts payable	520	272	924	254
Accrued liabilities	310	230	22	233
Net cash provided by operating activities	2,172	2,042	5,966	5,498

Cash flows from investing activities:
Expenditures for property, plant and equipment	(418)	(346)	(1,031)	(1,095)
Proceeds from disposals of property, plant and equipment	40	17	86	21
Increase in investments	(2,594)	(871)	(6,743)	(3,954)
Decrease in investments	1,621	1,023	4,414	3,681
Cash paid for acquisitions, net of cash acquired	(10)	(5)	(82)	(2,573)
Proceeds from sales of businesses, net of fees paid	-	(8)	-	296
Other	(22)	124	(218)	282
Net cash used for investing activities	(1,383)	(66)	(3,574)	(3,342)

Cash flows from financing activities:
Proceeds from issuance of commercial paper and other short-term borrowings	4,893	2,848	13,701	18,997
Payments of commercial paper and other short-term borrowings	(4,924)	(4,887)	(13,532)	(21,461)
Proceeds from issuance of common stock	57	23	520	409
Proceeds from issuance of long-term debt	1,199	4,735	1,238	9,245
Payments of long-term debt	(223)	(2,361)	(292)	(2,839)
Repurchases of common stock	(1,554)	(213)	(2,889)	(2,079)
Cash dividends paid	(565)	(505)	(2,119)	(1,915)
Payments to purchase the noncontrolling interest	-	-	-	(238)
AdvanSix pre-separation funding	-	-	-	269
AdvanSix pre-spin borrowing	-	-	-	38
AdvanSix cash at spin-off	-	-	-	(38)
Other	(12)	(2)	(143)	(42)
Net cash (used for) provided by financing activities	(1,129)	(362)	(3,516)	346

Effect of foreign exchange rate changes on cash and cash equivalents	10	(202)	340	(114)
Net (decrease) increase in cash and cash equivalents	(330)	1,412	(784)	2,388
Cash and cash equivalents at beginning of period	7,389	6,431	7,843	5,455
Cash and cash equivalents at end of period	$7,059	$7,843	$7,059	$7,843

Honeywell Q4’17 Results - 11

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)

(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Segment Profit	$2,096	$1,899	$7,690	$7,186

Stock compensation expense (A)	(43)	(39)	(176)	(184)
Repositioning and other (B, C)	(422)	(136)	(1,010)	(679)
Pension ongoing income (A)	167	154	713	601
Pension mark-to-market expense (A)	(87)	(273)	(87)	(273)
Other postretirement income (A)	5	8	21	32
Operating Income	$1,716	$1,613	$7,151	$6,683

Segment Profit	$2,096	$1,899	$7,690	$7,186
÷ Sales	10,843	9,985	40,534	39,302
Segment Profit Margin %	19.3%	19.0%	19.0%	18.3%

Operating Income	$1,716	$1,613	$7,151	$6,683
÷ Sales	10,843	9,985	40,534	39,302
Operating Income Margin %	15.8%	16.2%	17.6%	17.0%

(A) Included in cost of products and services sold and selling, general and administrative expenses.

(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

(C) Included in cost of products and services sold, selling, general and administrative expenses, and other income/expense.

We define segment profit as operating income, excluding stock compensation expense, pension ongoing income or expense, pension mark-to-market expense, other postretirement income or expense, and repositioning and other charges. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of segment profit, on an overall Honeywell basis, to operating income has not been provided for all forward-looking measures of segment profit and segment margin included herewithin. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment profit, particularly pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. The information that is unavailable to provide a quantitative reconciliation could have a significant impact on our reported financial results. To the extent quantitative information becomes available without unreasonable effort in the future, and closer to the period to which the forward-looking measures pertain, a reconciliation of segment profit to operating income will be included within future filings.

Honeywell Q4’17 Results - 12

Honeywell International Inc.

Reconciliation of Organic Sales % Change (Unaudited)

	Three Months Ended	Twelve Months Ended
	December 31,	December 31,
	2017	2017
Honeywell
Reported sales % change	9%	3%
Less: Foreign currency translation	3%	-
Less: Acquisitions and divestitures, net	-	(1)%
Organic sales % change	6%	4%

Aerospace
Reported sales % change	6%	-
Less: Foreign currency translation	1%	-
Less: Acquisitions and divestitures, net	-	(2)%
Organic sales % change	5%	2%

Home and Building Technologies
Reported sales % change	5%	3%
Less: Foreign currency translation	2%	-
Less: Acquisitions and divestitures, net	-	1%
Organic sales % change	3%	2%

Performance Materials and Technologies
Reported sales % change	12%	(1)%
Less: Foreign currency translation	3%	-
Less: Acquisitions and divestitures, net	-	(9)%
Organic sales % change	9%	8%

Safety and Productivity Solutions
Reported sales % change	14%	22%
Less: Foreign currency translation	2%	-
Less: Acquisitions and divestitures, net	-	17%
Organic sales % change	12%	5%

We define organic sales percent as the year-over-year change in reported sales relative to the comparable period, excluding the impact on sales from foreign currency translation and acquisitions, net of divestitures. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of reported sales percent change to organic sales percent change has not been provided for forward-looking measures of organic sales percent change because management cannot reliably predict or estimate, without unreasonable effort, the fluctuations in global currency markets that impact foreign currency translation, nor is it reasonable for management to predict the timing, occurrence and impact of acquisition and divestiture transactions, all of which could significantly impact our reported sales percent change.

Honeywell Q4’17 Results - 13

Honeywell International Inc.

Reconciliation of Organic Sales % Change (Unaudited)

Three Months Ended
December 31,
2017
UOP
Reported sales % change	15%
Less: Foreign currency translation	3%
Less: Acquisitions and divestitures, net	-
Organic sales % change	12%

AM
Reported sales % change	22%
Less: Foreign currency translation	3%
Less: Acquisitions and divestitures, net	-
Organic sales % change	19%

We define organic sales percent as the year-over-year change in reported sales relative to the comparable period, excluding the impact on sales from foreign currency translation and acquisitions, net of divestitures. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q4’17 Results - 14

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow and Calculation of Free Cash Flow Conversion, Excluding Pension Mark-to-Market Expense, Separation Costs, and Impacts from Tax Reform (Unaudited)

(Dollars in millions)

	Three Months Ended	Twelve Months Ended
	December 31,	December 31,
	2017	2017

Cash provided by operating activities	$2,172	$5,966
Expenditures for property, plant and equipment	(418)	(1,031)

Free cash flow	$1,754	$4,935

Net income (loss), attributable to Honeywell	$(2,411)	$1,655
Pension mark-to-market expense, net of tax (A)	67	67
Impacts from separation costs, net of tax	14	14
Impacts from Tax Reform	3,754	3,754
Net income, attributable to Honeywell, excluding pension mark-to-market expense, separation costs and Tax Reform	$1,424	$5,490

Cash provided by operating activities	$2,172	$5,966
÷ Net income (loss) attributable to Honeywell	$(2,411)	$1,655
Operating cash flow conversion	-90%	360%

Free cash flow	$1,754	$4,935
÷ Net income attributable to Honeywell, excluding pension mark-to-market expense, separation costs and impacts from Tax Reform	$1,424	$5,490

Free cash flow conversion %, excluding pension mark-to-market expense, separation costs and impacts from Tax Reform	123%	90%

(A) Pension mark-to-market expense uses a blended tax rate of 23% and 21.3% for 2017 and 2016.

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Honeywell Q4’17 Results - 15

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

(Dollars in millions)

	Three Months Ended	Twelve Months Ended
	December 31,	December 31,
	2016	2016

Cash provided by operating activities	$2,042	$5,498
Expenditures for property, plant and equipment	(346)	(1,095)

Free cash flow	$1,696	$4,403

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Honeywell Q4’17 Results - 16

Honeywell International Inc.

Reconciliation of Earnings Per Share to Earnings Per Share, Excluding Pension Mark-to-Market Expense, Separation Costs and Impacts from Tax Reform (Unaudited)

	Twelve Months Ended	Twelve Months Ended
	December 31,	December 31,
	2017 (1)	2018

Earnings per share of common stock - assuming dilution (EPS)	$2.14	TBD

Pension mark-to-market expense	0.09	TBD
Separation costs	0.02	TBD
Impacts from Tax Reform	4.86	TBD
EPS, excluding pension mark-to-market expense, separation costs, and impacts from Tax Reform	$7.11	$7.75- $8.00

(1) Utilizes weighted average shares of approximately 772.1 million for full year. Pension mark-to-market expense uses a blended tax rate of 23%.

We believe earnings per share, excluding pension mark-to-market expense, separation costs and impacts from Tax Reform is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. For forward looking information, management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets, the separation costs given the preliminary nature of the estimates, and any adjustments to charges from Tax Reform as the charges are provisional. We therefore do not include an estimate for the pension mark-to-market expense, separation costs, or adjustments to charges from Tax Reform in this reconciliation. Based on economic and industry conditions, future developments and other relevant factors, these assumptions are subject to change.

Honeywell Q4’17 Results - 17

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow Excluding Separation Costs and Impacts from Tax Reform (Unaudited)

(Dollars in billions)

Twelve Months Ended
December 31,
2018

Cash provided by operating activities	TBD
Separation costs	TBD
Impacts from Tax Reform	TBD
Expenditures for property, plant and equipment	~(0.9)

Free cash flow	~$5.2 - $5.9

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity. For forward looking information, management cannot reliably predict or estimate, without unreasonable effort, the separation costs given the preliminary nature of the estimates or the amounts from Tax Reform as the charges are provisional. We therefore do not include an estimate for the separation costs or impacts from Tax Reform in this reconciliation.